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                              EXHIBIT 10.3


                         ADJUSTABLE RATE NOTE
                           (LINE OF CREDIT)
                           ATLANTA, GEORGIA


$1,050,000.00                                June 30, 1996


          FOR VALUE RECEIVED, the undersigned promises to pay to the order of EMPIRE FINANCIAL SERVICES, INC., at its main office in Milledgeville, Georgia, or at such place as the holder may designate, the principal sum of ONE MILLION FIFTY THOUSAND AND NO/100 DOLLARS, ($1,050,000.00) (or so much of the said principal sum as is advanced by Noteholder), plus interest from date on that part of the
outstanding principal which has not been paid.    [The principal sum
represents the aggregate of the outstanding balance of the indebtedness owed to Empire Financial Services, Inc. by virtue of a previous Note dated November 10, 1995, plus such additional sums as may be advanced hereunder].

          Beginning on the date of this Note, the undersigned will pay interest at a rate of eight and one-half (8.50%) per cent per annum (the "Initial Interest Rate"). Interest shall accrue from the date hereof on all monies now outstanding from said previous Note and all monies disbursed from closing, and shall accrue from the date of each disbursement for all monies hereafter advanced. For the period from June 30, 1996 through May 31, 1998 (the "Interest Only Period") the undersigned will pay only accrued interest. During the Interest Only Period, Borrower shall pay, monthly, on or before the 15th day of each month, all interest accumulated during the previous calendar month on monies disbursed, with the first payment due July 15, 1996. All such interest shall be fully paid on or before June 15, 1998. Between the first and fifth day of each month, Noteholder will notify Borrower of the amount of interest due on the 15th day of that month.

          The interest rate will be adjusted once during the Interest Only Period. Beginning on the 1st. day of July, 1997 (the "Interest Only Adjustment Date"), and continuing until the first "Permanent Loan Adjustment Date", the interest rate applicable to the total of funds outstanding will equal the "Prime Rate" plus one-quarter (.25%) per cent. The term "Prime Rate" has the same meaning and will be calculated in the same manner as hereinafter provided for the Amortized Loan.

          In the event the loan is not paid off during the Interest Only Period, then, beginning with the payment due on July 1, 1998,
(the "Loan Amortization Date"), Borrower shall make monthly payments of principal and interest calculated on the basis of a fifteen (15) year amortization of the total principal balance outstanding at the end of the Interest Only Period at the interest rate then in effect.
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          Beginning on the first day of July, 1998, and on that day of the month every twelve (12) months thereafter (the "Permanent Loan Adjustment Date"), the interest rate applicable to the principal balance then outstanding will equal the "Prime Rate" plus one-quarter (.25%) per cent. Each annually adjusted interest rate will be in effect from the Loan Adjustment Date (July 1st) through June 30th of the following year, with monthly payments, at the adjusted rate, to be paid on the first day of each month beginning on the first day of August and continuing through the payment due on the first day of July of the following year.

          For purposes of this Note, the term "Prime Rate" shall mean the interest rate published in the Wall Street Journal, Eastern Edition, identified therein as the "Prime Rate" and currently described as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks". The "Prime Rate" published on the last publication date prior to the "Interest Only Adjustment Date" and the last publication date prior to each "Permanent Loan Adjustment Date" shall be the index for interest rate adjustments. In the event that the Wall Street Journal abandons the practice of publishing the Prime Rate, the Noteholder will designate a comparable reference or index which shall thereafter be the Prime Rate for this Note. The Noteholder will round the amount of the change to the nearest one-
eighth (1/8) of one (1) percentage point.   However, the interest rate
for this loan shall never be less than seven (7.0%) per cent per annum nor greater than thirteen (13.0%) per annum. Noteholder will notify Borrower of the adjustment to be made and such notification, even if given after the due date of the next monthly installment, shall apply to all monthly installments due after each adjustment date. The amount of the monthly payments due under said adjusted interest rate shall be the amount needed to completely amortize the principal due on the adjustment date by the 1st day of June, 2013, if such payments were to continue until that date. Monthly payments shall continue until all of said interest and principal have been paid in full except that any balance remaining unpaid on the 1st day of June, 2006, shall be due and payable, with all accrued interest thereon, on that date.
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          Each payment shall be applied first to accrued interest and the residue to principal (except as heretofore specified). Any amount may be prepaid on this Note at any time without premium or fee, provided that prepayment of only a portion of the balance due on this Note shall be applied to the end of the Note and the monthly payments shall continue to be due without interruption. Time is of the essence of this contract. Lender may collect a late charge of .05 cents for each One ($1.00) Dollar of each principal and interest payment, with a minimum charge of Five dollars, for each such payment fifteen (15) days or more in arrears to cover the extra expense involved in handling delinquent payment. In the event (a) of a default in the payment of principal and interest as stipulated herein (including, without limitation, non-payment upon maturity) or default in any other monetary obligation of the undersigned which such default(s) continue for a period of five (5) days after notice of such default by Noteholder, or (b) upon failure of the undersigned to comply with any other conditions or covenants contained in this Note or any instrument(s) securing it which such default(s) continue for a period of fifteen (15) days after notice of such default by Noteholder or (c) upon the liquidation or dissolution of a corporate or partnership Borrower, endorser or guarantor then, and in any such event(s), the principal indebtedness evidenced hereby, all accrued interest and any other sums advanced hereunder or pursuant to any other loan documents shall, at the option of Noteholder and, without further notice to the undersigned, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. No omission on the part of Noteholder to exercise such option, when entitled to do so, shall be construed a waiver of such right. Upon the happening of any event of default the entire unpaid principal balance shall bear interest at the contract rate then in effect until the entire amounts in default have been paid by the undersigned. If this Note is collected by law or through an attorney at law, the undersigned shall pay all costs of collection, including reasonable attorney's fees.
The undersigned (whether maker, endorser, surety, guarantor, or other party hereto) severally waives demand, protest and notice of demand, protest and non-payment. It is agreed that this Note may be renewed or extended from time to time, in whole or in part, without the consent of or notice to any endorser, maker, guarantor, surety, or other party hereto and without affecting or lessening the liability of any such person. The powers granted herein are coupled with an interest, and are irrevocable by death or otherwise. This Note is the joint and several obligation of all makers, sureties, guarantors, endorsers and other parties hereto, and shall be binding upon them, their heirs, personal representatives and assigns. In this Note and any instrument securing it, the singular shall include the plural, and the masculine shall include the feminine and neuter.
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          If from any circumstances whatsoever, fulfillment of any
provision of this Note or of any other instrument securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.


          This Note is secured by a Security Deed, Assignment of Operating Lease, Assignment of Fees and Income and Security Agreement dated November 10, 1995 executed by the undersigned in favor of Empire Financial Services, Inc.

          WITNESS the hand and seal of the undersigned.


                              JAMESON INNS, INC. (SEAL)




                         BY:  Thomas W. Kitchin
                              Its President



                         ATTEST:  Steven A. Curlee
                                  Its Secretary